                                                                    Exhibit 99.2

The Board of Directors and Shareholders
Cell Therapeutics, Inc.

     We have audited the accompanying consolidated balance sheets of Cell Therapeutics, Inc. (a development stage company) as of December 31, 1999 and 1998, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999 and for the period from September 4, 1991 (date of incorporation) to December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Cell Therapeutics, Inc. (a development stage company) at December 31, 1999 and 1998, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1999 and for the period from September 4, 1991 (date of incorporation) to December 31, 1999, in conformity with accounting principles generally accepted in the United States.


                                    ERNST & YOUNG LLP

Seattle, Washington
February 25, 2000

                            Cell Therapeutics, Inc.
                         (A Development Stage Company)
                          Consolidated Balance Sheets


                                                                                                 December 31,
                                                                                                 -----------
                                                                                             1999            1998
                                                                                            -----            ----
Assets
Current assets:
       Cash and cash equivalents                                                        $   5,674,386   $   4,362,486
       Securities available-for-sale                                                       18,205,630      42,072,276
       Interest receivable                                                                    367,636         637,330
       Collaboration agreement receivables                                                          -       3,254,491
       Prepaid expenses and other current assets                                              748,506         920,136
                                                                                        -------------   -------------
Total current assets                                                                       24,996,158      51,246,719
Property and equipment, net                                                                 5,035,683       6,825,897
Other assets and deferred charges                                                             816,050          83,879
                                                                                        -------------   -------------
Total assets                                                                            $  30,847,891   $  58,156,495
                                                                                        =============   =============
Liabilities and shareholders' equity
Current liabilities:
       Accounts payable                                                                 $   1,224,994   $   1,106,832
       Accrued expenses                                                                     4,940,626       4,816,385
       Current portion of long-term obligations                                             1,125,211       1,180,702
                                                                                        -------------   -------------
Total current liabilities                                                                   7,290,831       7,103,919
Long-term obligations, less current portion                                                 2,653,111       3,887,603
Commitments
Shareholders' equity:
       Preferred Stock, no par value:
           Authorized shares - 10,000,000
                 Series A and B, 161,118.645 shares designated,
                    none issued or outstanding                                                      -               -
                 Series D, 10,000 shares designated, issued and outstanding,
                    liquidation preference - $10,000,000                                   11,384,029               -
       Common Stock, no par value:
           Authorized shares - 100,000,000
           Issued and outstanding shares - 15,595,536 and 15,534,359
              at December 31, 1999 and 1998, respectively                                 168,235,338     169,618,635
       Notes receivable from officers                                                        (330,000)       (380,000)
       Deficit accumulated during development stage                                      (158,350,182)   (122,070,032)
       Accumulated other comprehensive loss                                                   (35,236)         (3,630)
                                                                                        -------------   -------------
Total shareholders' equity                                                                 20,903,949      47,164,973
                                                                                        -------------   -------------
Total liabilities and shareholders' equity                                              $  30,847,891   $  58,156,495
                                                                                        =============   =============


                            See accompanying notes.

                        Cell Therapeutics, Inc.
                     (A Development Stage Company)
                 Consolidated Statements of Operations

                                                                                                            September 4,
                                                                                                            1991 (Date of
                                                                  Year Ended December 31,                  Incorporation) To
                                                                  ----------------------
                                                                                                               December 31,
                                                      1999                1998              1997                   1999
                                                      ----                ----              ----                   ----
Revenues:
      Collaboration agreements                   $          -        $ 13,200,426      $ 11,831,420            $  34,252,652
Operating expenses:
      Research and development                     27,682,174          29,941,772        27,284,544              145,069,602
      General and administrative                    9,788,292          10,889,402        10,090,253               56,220,765
                                                 ------------        ------------      ------------            -------------
                                                   37,470,466          40,831,174        37,374,797              201,290,367
                                                 ------------        ------------      ------------            -------------
Loss from operations                              (37,470,466)        (27,630,748)      (25,543,377)            (167,037,715)
Other income (expense):
      Investment income                             1,691,912           3,094,116         2,894,627               11,654,414
      Interest expense                               (501,596)           (435,279)         (377,544)              (2,966,881)
                                                 ------------        ------------      ------------            -------------
Net loss                                          (36,280,150)        (24,971,911)      (23,026,294)            (158,350,182)
                                                 ============        ============      ============            =============

Preferred stock dividend                           (5,200,513)                  -                 -               (5,200,513)
                                                 ------------        ------------      ------------            -------------

Net loss applicable to common shareholders       $(41,480,663)       $(24,971,911)     $(23,026,294)           $(163,550,695)
                                                 ============        ============      ============            =============

Basic and diluted net loss per share             $      (2.67)       $      (1.62)     $      (1.98)
                                                 ============        ============      ============

Shares used in calculation of basic and
  diluted net loss per share                       15,551,526          15,409,848        11,634,032
                                                 ============        ============      ============

                            See accompanying notes.

                            Cell Therapeutics, Inc.
                         (A Development Stage Company)
                Consolidated Statements of Shareholders' Equity

                                                                                        Preferred Stock
                                                            ----------------------------------------------------------------------
                                        Common Stock               Series A                 Series B               Series D
                                   ----------------------   -----------------------  ----------------------  ---------------------
                                     Shares     Amount        Shares       Amount      Shares      Amount      Shares      Amount
                                   ---------  -----------   ----------  -----------  ----------   ---------  ---------    --------
Issuance of common stock to
    founders for cash              1,914,313  $    87,612            -  $         -            -   $       -          -    $      -
Cash proceeds received from the
    issuance of shares and warrants
    to chairman of the Board of
    Directors                        178,572    2,004,000            -            -            -           -          -           -
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $3,467,352                     2,225,139   35,083,440            -            -            -           -          -           -
Net loss for the year ended
    December 31, 1992                      -            -            -            -            -           -          -           -
                                  ----------  -----------   ----------  -----------   ----------   ---------  ---------    --------
Balance at December 31, 1992       4,318,024   37,175,052            -            -            -           -          -           -

Repurchase and cancellation of
    common stock                     (60,343)      (2,522)           -            -            -           -          -           -
Share cancellation                    (1,072)           -            -            -            -           -          -           -
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $1,486,383                       438,540   12,326,885            -            -            -           -          -           -
Net loss for the year ended
    December 31, 1993                      -            -            -            -            -           -          -           -
                                  ----------  -----------   ----------  -----------   ----------   ---------  ---------   ---------

Balance at December 31, 1993       4,695,149   49,499,415            -            -            -           -          -           -
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $85,823                           25,001      701,677            -            -            -           -          -           -
Proceeds from stock options
 exercised                                79        1,375            -            -            -           -          -           -
Net loss for the year ended
    December 31, 1994                      -            -            -            -            -           -          -           -
                                  ----------  -----------  -----------  -----------   ----------   ---------  ---------   ---------
Balance at December 31, 1994       4,720,229   50,202,467            -            -            -           -          -           -

Net proceeds from the issuance of
    Series A convertible preferred
    stock via private placement
    equity offering, net of offering
    costs of $1,478,541                    -            -   95,447.004   30,496,204            -           -          -           -
Share cancellation                      (179)           -            -            -            -           -          -           -
Exchange of warrants for common
 stock                               104,418            -            -            -            -           -          -           -
Issuance of common stock for
    purchased research and
    development                       98,574    1,155,750            -            -            -           -          -           -
December 1995 proceeds received
    from issuance of shares to a
    member of the Board of
    Directors                          5,715       67,000            -            -            -           -          -           -
Proceeds from stock options
 exercised                             4,653       56,264            -            -            -           -          -           -
Comprehensive loss:
    Unrealized gains on securities
    available-for-sale                     -            -            -            -            -           -          -           -
    Net loss for the year ended
    December 31, 1995                      -            -            -            -            -           -          -           -

Comprehensive loss                         -            -            -            -            -           -          -           -
                                  ----------  -----------  -----------  -----------   ----------   ---------  ---------   ---------
Balance at December 31, 1995       4,933,410  $51,481,481   95,447.004  $30,496,204            -   $       -          -   $       -
                                  ==========  ===========  ===========  ===========   ==========   =========  =========   =========


                                                       Deficit
                                         Notes       Accumulated      Accumulate
                                      Receivable     During the         Other
                                        from        Development     Comprehensive
                                      Officers         Stage        Income/(Loss)       Total
                                   -------------   --------------   -------------  ------------
Issuance of common stock to
    founders for cash              $           -   $            _    $          -  $     87,612
Cash proceeds received from the
    issuance of shares and
    warrants to chairman
    of the Board of Directors                  -                -               -     2,004,000
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $3,467,352                                 -                -               -    35,083,440
Net loss for the year ended
    December 31, 1992                          -       (5,323,737)              -    (5,323,737)
                                   -------------   --------------   -------------  ------------
Balance at December 31, 1992                   -       (5,323,737)              -    31,851,315

Repurchase and cancellation of
    common stock                               -                -               -        (2,522)
Share cancellation                             -                -               -             -
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $1,486,383                                 -                -               -    12,326,885
Net loss for the year ended
    December 31, 1993                          -      (15,328,143)              -   (15,328,143)
                                   -------------   --------------   -------------  ------------

Balance at December 31, 1993                   -      (20,651,880)              -    28,847,535
Net proceeds from the issuance of
    common stock via private
    placement equity offering,
    net of offering costs of
    $85,823                                    -                -               -       701,677
Proceeds from stock options                    -                -               -         1,375
 exercised
Net loss for the year ended
    December 31, 1994                          -      (19,499,283)              -   (19,499,283)
                                   -------------   --------------   -------------  ------------
Balance at December 31, 1994                   -      (40,151,163)              -    10,051,304

Net proceeds from the issuance of
    Series A convertible preferred
    stock via private placement
    equity offering, net of offering
    costs of                                   -                -               -    30,496,204
    $1,478,541
Share cancellation                             -                -               -             -
Exchange of warrants for common stock          -                -               -             -

Issuance of common stock for
    purchased research and development         -                -               -     1,155,750
December 1995 proceeds received
    from issuance of shares to a
    member of the Board of
    Directors                                  -                -               -        67,000
Proceeds from stock options exercised          -                -               -        56,264
Comprehensive loss:
    Unrealized gains on securities
    available-for-sale                         -                -          24,178        24,178
    Net loss for the year ended
    December 31, 1995                          -      (19,992,475)              -   (19,992,475)

Comprehensive loss                             -                -               -   (19,968,297)
                                   -------------   --------------   -------------  ------------
Balance at December 31, 1995       $           -   $  (60,143,638)   $     24,178  $ 21,858,225
                                   =============   ==============   =============  ============

                            See accompanying notes.

                            Cell Therapeutics, Inc.
                         (A Development Stage Company)
          Consolidated Statements of Shareholders' Equity (continued)

                                                                                              Preferred Stock
                                                                           ------------------------------------------------------
                                                 Common Stock                       Series A                      Series B
                                          ----------------------------     ------------------------------------------------------
                                            Shares          Amount          Shares          Amount        Shares        Amount
                                          -----------   --------------   -------------   ------------   -----------   -----------
Net proceeds from the issuance of
    Series A convertible preferred
    stock via private placement
    equity offering, net of offering
    costs of $130,000                             -       $         -       50,746.268    $ 16,870,000             -     $       -
Net proceeds from the issuance of
    Series B convertible preferred
    stock via private placement equity
    offering, net of offering costs of
    $40,000                                       -                 -                -               -    14,925.373     4,960,000
Exchange of warrants for common stock           151                 -                -               -             -             -
Proceeds from stock options exercised         1,974            23,121                -               -             -             -
Proceeds from common stock
    warrants exercised                        7,937           305,558                -               -             -             -
Comprehensive loss:
    Unrealized losses on securities
    available-for-sale                            -                 -                -               -             -             -
    Net loss for the year ended
    December 31, 1996                             -                 -                -               -             -             -

Comprehensive loss                                -                 -                -               -             -             -
                                         ----------      ------------    -------------    ------------   -----------   -----------
Balance at December 31,1996               4,943,472        51,810,160      146,193.272      47,366,204    14,925.373     4,960,000

Net proceeds from the issuance of
    common stock via initial
    public offering, net of offering
    costs of $3,197,750                   3,000,000        26,802,250                -               -             -             -
Net proceeds from the issuance of
    common stock via follow-on
    public offering, net of offering
    costs of $2,538,000                   2,300,000        34,262,000                -               -             -             -
Net proceeds from the issuance of
    common stock via private
    placement equity offering               300,000         3,000,000                -               -             -             -
Conversion of preferred stock to
    common stock                          4,784,902        52,326,204     (146,193.272)    (47,366,204)  (14,925.373)   (4,960,000)
Proceeds from stock options
    exercised and stock awards               50,045           592,274                -               -             -             -
Non-employee stock option
    compensation expense                          -           100,186                -               -             -             -
Comprehensive loss:
    Unrealized losses on
    securities available-for-sale                 -                 -                -               -             -             -
    Net loss for the period ended
    December 31, 1997                             -                 -                -               -             -             -

Comprehensive loss                                -                 -                -               -             -             -
                                         ----------      ------------    -------------    ------------   -----------   -----------
Balance at December 31, 1997             15,378,419       168,893,074                -               -             -             -

Proceeds from stock options
    exercised and stock awards                8,570            86,992                -               -             -             -
Non-employee stock option
    compensation expense                          -           422,923                -               -             -             -
Restricted shares issued to
    non-employees                            51,835                 -                -               -             -             -
Proceeds from stock sold via
    employee stock purchase plan             95,535           215,646                -               -             -             -
Notes receivable from officers                    -                 -                -               -             -             -
Comprehensive loss:
    Unrealized gains on securities
    available-for-sale                            -                 -                -               -             -             -
    Net loss for the period ended
    December 31, 1998                             -                 -                -               -             -             -

Comprehensive loss                                -                 -                -               -             -             -
                                         ----------      ------------    -------------    ------------   -----------   -----------
Balance at December 31, 1998             15,534,359    $  169,618,635                -   $           -             -   $         -
                                         ==========      ============    =============    ============   ===========   ===========



                                                                                       Deficit
                                                                         Notes       Accumulated      Accumulated
                                                                       Receivable     During the         Other

                                              Series D                    from       Development     Comprehensive
                                             ----------
                                               Shares       Amount      Officers        Stage        Income/(Loss)       Total
                                             ----------  ------------  ----------   --------------   -------------   -------------
Net proceeds from the issuance of
    Series A convertible preferred
    stock via private placement
    equity offering, net of offering
    costs of $130,000                               -    $        -   $       -    $           -       $      -     $ 16,870,000
Net proceeds from the issuance of
    Series B convertible preferred
    stock via private placement equity
    offering, net of offering costs of
    $40,000                                         -             -           -                -               -       4,960,000
Exchange of warrants for common stock               -             -           -                -               -               -
Proceeds from stock options exercised               -             -           -                -               -          23,121
Proceeds from common stock
    warrants exercised                              -             -           -                -               -         305,558
Comprehensive loss:
    Unrealized losses on securities
    available-for-sale                              -             -           -                -         (34,995)        (34,995)
    Net loss for the year ended
    December 31, 1996                               -             -           -      (13,928,189)              -     (13,928,189)

Comprehensive loss                                  -             -           -                -               -     (13,963,184)
                                             --------    ----------   ---------    -------------       ---------    ------------
Balance at December 31,1996                         -             -           -      (74,071,827)        (10,817)     30,053,720

Net proceeds from the issuance of
    common stock via initial
    public offering, net of offering
    costs of $3,197,750                             -             -           -                -               -      26,802,250
Net proceeds from the issuance of
    common stock via follow-on
    public offering, net of offering
    costs of $2,538,000                             -             -           -                -               -      34,262,000
Net proceeds from the issuance of
    common stock via private
    placement equity offering                       -             -           -                -               -       3,000,000
Conversion of preferred stock to
    common stock                                    -             -           -                -               -               -
Proceeds from stock options
    exercised and stock awards                      -             -           -                -               -         592,274
Non-employee stock option
    compensation expense                            -             -           -                -               -         100,186
Comprehensive loss:
    Unrealized losses on
    securities available-for-sale                   -             -           -                -         (23,832)        (23,832)
    Net loss for the period ended
    December 31, 1997                               -             -           -      (23,026,294)              -     (23,026,294)
                                                                                                                     -----------
Comprehensive loss                                  -             -           -                -               -     (23,050,126)
                                             --------    ----------   ---------     ------------     -----------      ----------
Balance at December 31, 1997                        -             -           -      (97,098,121)        (34,649)     71,760,304

Proceeds from stock options
    exercised and stock awards                      -             -           -                -               -          86,992
Non-employee stock option
    compensation expense                            -             -                            -               -         422,923
Restricted shares issued to
    non-employees                                   -             -           -                -               -               -
Proceeds from stock sold via
    employee stock purchase plan                    -             -           -                -               -         215,646
Notes receivable from officers                      -             -    (380,000)               -               -        (380,000)
Comprehensive loss:
    Unrealized gains on securities
    available-for-sale                              -             -           -                -          31,019          31,019
    Net loss for the period ended
    December 31, 1998                               -             -           -      (24,971,911)              -     (24,971,911)
                                                                                                                    ------------
Comprehensive loss                                  -             -           -                -               -     (24,940,892)
                                             --------    ----------   ---------    -------------  --------------    ------------
Balance at December 31, 1998                        -    $        -   $(380,000)   $(122,070,032) $       (3,630)   $ 47,164,973
                                             ========    ==========   =========    =============  ==============    ============

                            See accompanying notes.

                            Cell Therapeutics, Inc.
                         (A Development Stage Company)
          Consolidated Statements of Shareholders' Equity (continued)

                                                                                         Preferred Stock
                                                             ----------------------------------------------------------------------
                                         Common Stock               Series A                Series B               Series D
                                  ------------------------   ----------------------    --------------------  ----------------------
                                     Shares        Amount      Shares       Amount      Shares      Amount     Shares      Amount
                                  ----------  ------------   ---------    ---------   ---------   ---------  ---------- -----------
Net proceeds from the issuance of
    Series D convertible
    preferred stock and warrants
    to acquire common stock
    via private placement equity
    offering, net of offering
    costs of $755,040 (including
    warrants issued to placement
    agent value at $100,000)               -    $3,117,000           -   $        -   $       -           -  10,000.000 $ 6,227,960
Preferred stock dividend                   -    (5,200,513)          -            -           -           -           -   5,156,069
Proceeds from stock options
    exercised and stock awards         4,932        14,002           -            -           -           -           -           -
Non-employee equity based
    compensation expense                   -       568,767           -            -           -           -           -           -
Proceeds from stock sold via
    employee stock purchase plan      56,245       117,447           -            -           -           -           -           -
Reclass to current asset for               -             -           -            -           -           -           -           -
    former officer
Comprehensive loss:
    Unrealized losses on
    securities available-for-sale          -             -           -            -           -           -           -           -
    Net loss for the period ended
    December 31, 1999                      -             -           -            -           -           -           -           -

Comprehensive loss                         -             -           -            -           -           -           -           -
                                  ----------  ------------   ---------    ---------   ---------   ---------  ---------- -----------
Balance at December 31, 1999      15,595,536  $168,235,338           -   $        -           -   $       -  10,000.000 $11,384,029
                                  ==========  ============   =========    =========   =========   =========  ========== ===========


                                                     Deficit
                                     Notes         Accumulated  Accumulated
                                    Receivable     During the      Other              Total
                                      from        Development   Comprehensive      Shareholders'

                                    Officers        Stage       Income/(Loss)        Equity
                                  ------------   -------------  -------------      -------------
Net proceeds from the issuance of
    Series D convertible
    preferred stock and warrants
    to acquire common stock via
    private placement equity
    offering, net of offering
    costs of $755,040 (including
    warrants issued to placement
    agent valued at $100,000)        $       -     $         -     $        -      $    9,344,960
Preferred stock dividend                     -               -              -             (44,444)
Proceeds from stock options
    exercised and stock awards               -               -              -              14,002
Non-employee equity based
    compensation expense                                     -              -             568,767
Proceeds from stock sold via
    employee stock purchase plan             -               -              -             117,447
Reclass to current asset for            50,000               -              -              50,000
  former officer
Comprehensive loss:
    Unrealized losses on
    securities
    available-for-sale                       -               -        (31,606)            (31,606)
    Net loss for the period ended
    December 31, 1999                        -     (36,280,150)             -         (36,280,150)

Comprehensive loss                           -               -              -         (36,311,756)
                                  ------------   -------------  -------------      --------------
Balance at December 31, 1999         $(330,000)  $(158,350,182)      $(35,236)       $ 20,903,949
                                  ============   =============  =============      ==============


                            See accompanying notes

                            Cell Therapeutics, Inc.
                         (A Development Stage Company)
                    Consolidated Statements of Cash Flows)

                                                                                                                     Period From
                                                                                                                     September 4,
                                                                                                                    1991 (Date of
                                                                                 Year Ended December 31,            Incorporation)
                                                                      -------------------------------------------

                                                                                                                    To December 31,
                                                                        1999            1998            1997            1999
                                                                      ------------   ------------    ------------  --------------
Operating Activities
Net loss applicable to common shareholders                            $(41,480,663)  $(24,971,911)   $(23,026,294)  $(163,550,695)
Adjustments to reconcile net loss applicable to common shareholders to net cash used in operating activities:
    Preferred stock dividend                                             5,200,513              -               -       5,200,513
    Depreciation and amortization                                        1,822,593      1,880,535       1,748,618      11,913,007
    Noncash research and development expense                                     -              -               -       1,155,750
    Noncash interest expense                                                     -              -               -          25,918
    Noncash rent expense (benefit)                                        (171,088)       (42,986)         74,109         354,323
    Noncash compensation expense                                           568,767        422,923         100,186       1,091,876
    Loss on disposition of property and equipment                          525,784              -          15,831         693,084
    Investment premium (discount) amortization (accretion)                 366,054        200,118        (177,947)        910,286
    (Gain) loss on sale of investment securities                             4,563        (31,603)              -         (27,040)
    Changes in assets and liabilities:
        Interest receivable                                                269,694        (36,726)       (401,162)        (97,942)
        Collaboration agreement receivables                              3,254,491        428,540      (3,683,031)              -
        Prepaid expenses and other current assets                          221,630       (819,009)        256,651        (698,506)
        Other assets                                                      (732,171)       215,985         239,551        (927,275)
        Accounts payable                                                   118,162        944,363        (488,661)      1,224,994
        Accrued expenses                                                    79,797        104,153       1,646,935       4,896,182
                                                                      ------------   ------------    ------------  --------------
Total adjustments                                                       11,528,789      3,266,293        (668,920)     25,715,170
                                                                      ------------   ------------    ------------  --------------
Net cash provided by (used in) operating activities                    (29,951,874)   (21,705,618)    (23,695,214)   (137,835,525)
                                                                      ------------   ------------    ------------  --------------

Investing activities
 Purchases of securities available-for-sale                            (29,561,916)   (63,891,102)    (85,364,597)   (254,913,894)
 Proceeds from sales of securities available-for-sale                   11,111,339     26,025,226       1,999,444      54,026,322
 Proceeds from maturities of securities available-for-sale              41,915,000     56,622,884      47,845,281     181,482,952
 Purchases of property and equipment                                      (558,163)    (2,801,332)     (2,540,798)    (17,235,229)
                                                                      ------------   ------------    ------------  --------------
Net cash used in investing activities                                   22,906,260     15,955,676     (38,060,670)    (36,639,849)
                                                                      ------------   ------------    ------------  --------------

Financing activities
Sale of common stock to founders                                                 -              -               -          80,000
Proceeds from borrowings from shareholders                                       -              -               -         850,000
Sale of common stock via public offerings, net of offering costs                 -              -      61,064,250      61,064,250
Sale of Series A preferred stock via private placement, net of
 offering costs                                                                  -              -               -      47,366,204
Sale of Series B preferred stock via private placement, net of
 offering costs                                                                  -              -               -       4,960,000
Sale of Series D preferred stock via private placement, net of
 offering costs                                                          9,344,960              -               -       9,344,960
Sale of common stock via private placement, net of offering costs                -              -       3,000,000      52,307,084
Repurchase of common stock                                                       -              -               -          (2,522)
Notes receivable from officers to acquire common stock                           -       (380,000)              -        (380,000)
Proceeds from common stock options exercised                                14,002         86,992         592,274         774,028
Proceeds from common stock warrants exercised                                    -              -               -         305,558
Proceeds from employee stock purchase plan                                 117,447        215,646               -         333,093
Repayment of long-term obligations                                      (1,118,895)    (1,880,361)     (1,226,971)    (12,697,496)
Proceeds from the issuance of long-term obligations                              -      3,193,161       1,719,806      15,844,601
                                                                      ------------   ------------    ------------  --------------
Net cash provided by financing activities                                8,357,514      1,235,438      65,149,359     180,149,760
                                                                      ------------   ------------    ------------  --------------
Net increase (decrease) in cash and cash equivalents                     1,311,900     (4,514,504)      3,393,475       5,674,386
Cash and cash equivalents at beginning of period                         4,362,486      8,876,990       5,483,515               -
                                                                      ------------   ------------    ------------  --------------
Cash and cash equivalents at end of period                            $  5,674,386   $  4,362,486    $  8,876,990  $    5,674,386
                                                                      ============   ============    ============  ==============

Supplemental schedule of noncash investing and financing activities
Acquisition of equipment pursuant to capital lease obligations        $          -   $          -    $          -  $      362,425
                                                                      ============   ============    ============  ==============
Conversion of convertible debt and related accrued interest into      $          -   $          -    $          -  $      875,918
 common stock                                                         ============   ============    ============  ==============
Conversion of Series A and B preferred stock into common stock        $          -   $          -    $ 52,326,204  $   52,326,204
                                                                      ============   ============    ============  ==============
Common stock warrants issued in conjunction with Series D             $  3,117,000   $          -    $          -  $    3,117,000
                                                                      ============   ============    ============  ==============
Reclass to current assets of note receivable from former officer      $     50,000   $          -    $          -  $       50,000
                                                                      ============   ============    ============  ==============

Supplemental disclosure of cash flow information

Cash paid during the period for interest obligations                  $    501,596   $    435,279    $    377,544  $    2,966,881
                                                                      ============   ============    ============  ==============

                            See accompanying notes.

                            CELL THERAPEUTICS, INC.
                         (A Development Stage Company)

                  Notes to Consolidated Financial Statements
                               December 31, 1999

1.   Summary of Significant Accounting Policies

  Description of Business

     Cell Therapeutics, Inc. (the "Company") focuses on the discovery, development, and commercialization of drugs for the treatment of cancer. The Company currently anticipates being a development stage company until commercialization begins. The Company's principal business strategy is to focus its activities on cancer therapeutics, an area that represents a large market opportunity which is not adequately served by existing therapies. The Company commenced operations February 1992.

     The Company operates in a highly regulated and competitive environment. The manufacturing and marketing of pharmaceutical products require approval from, and are subject to, ongoing oversight by the Food and Drug Administration in the United States and by comparable agencies in other countries. Obtaining approval for a new therapeutic product is never certain and may take several years and involve expenditure of substantial resources. Competition in researching, developing, and marketing pharmaceutical products is intense. Any of the technologies covering the Company's existing products under development could become obsolete or diminished in value by discoveries and developments of other organizations. As the Company operates as one segment, no additional disclosures are required in accordance with FASB Statement No. 131 "Disclosures about Segments of an Enterprise and Related Information."

  Principles of Consolidation

     The consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, and its 70% interest in a joint venture. All intercompany transactions and balances are eliminated in consolidation.

  Cash and Cash Equivalents

     The Company considers all highly liquid debt instruments with maturities of three months or less at the time acquired to be cash equivalents. Cash equivalents represent short-term investments consisting of investment-grade corporate and government obligations, carried at market value, which approximates cost.

  Securities Available-for-Sale

     Management determines the appropriate classification of debt securities at the time of purchase. Management currently classifies its investment portfolio as available-for-sale and carries the securities at fair value based on quoted market prices with unrealized gains and losses included in accumulated other comprehensive income and loss. The amortized cost of debt securities in this category is adjusted for amortization of premiums and accretion of discounts to maturity. Such amortization and accretion are included in investment income. Realized gains and losses and declines in value judged to be other than temporary on available-for-sale securities are included in investment income. The cost of securities sold is based on the specific identification method. Interest on securities classified as available-for-sale is included in investment income.

  Management of Credit Risk

     The Company is subject to concentration of credit risk primarily from its cash investments. Under the Company's investment guidelines, credit risk is managed by diversification of the investment portfolio and by the purchase of investment-grade securities.

  Collaboration Agreement Receivables and Revenues

     Collaboration agreement receivables represent amounts earned, but not yet collected, under collaboration and license agreements. Revenue under collaboration agreements represents reimbursement of development costs, license fees, and milestone payments. Revenue from milestone payments is recognized upon satisfaction of related obligations. Other revenue under collaboration agreements is recognized as the earnings process is completed, based on the provisions of each agreement.

  Property and Equipment

     Property and equipment, including assets pledged as security in financing agreements, are carried at cost, less accumulated depreciation and amortization. Leasehold improvements are amortized over the lesser of the useful life or the term of the applicable lease using the straight-line method. Depreciation commences at the time assets are placed in service and is computed using the straight-line method over the estimated useful lives of the assets (three to five years).

  Stock-Based Compensation

     In accordance with Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company's common stock at the date of grant over the stock option exercise price. Under the Company's plans, stock options are generally granted at fair market value.

     Stock compensation expense for options granted to non-employees has been determined in accordance with SFAS 123 and the Emerging Issues Task Force consensus in Issue No. 96-18, "Accounting for Equity Instruments that are Issued to Other than Employees for Acquiring, or in Conjunction with Selling, Goods or Services" ("EITF 96-18"), as the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measured. The fair value of options granted to non-employees is periodically remeasured as the underlying options vest.

  Net Loss per Share

     Basic loss per share is calculated based on the net loss applicable to common shareholders divided by the weighted average number of common shares outstanding for the period excluding any dilutive effects of options, warrants and convertible securities. Diluted earnings per share, if separately presented, would assume the conversion of all dilutive securities, such as options, warrants and convertible preferred stock. Due to the Company's history of losses, all such securities are anti-dilutive.

  Other Financial Instruments

     At December 31, 1999 and 1998, the carrying value of financial instruments such as receivables and payables approximated their fair values, based on the short-term maturities of these instruments. Additionally, the carrying value of long-term liabilities approximated fair values because the underlying interest rates reflect market rates at the balance sheet dates.

  Income Taxes

     The Company accounts for income taxes using the liability method under Statement of Accounting Standards No. 109, "Accounting for Income Taxes."

  Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  New Accounting Pronouncements

     In December 1999, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 101 "Revenue Recognition in Financial Statements" ("SAB 101"), which provides the Staff's views on applying generally accepted accounting principles to revenue recognition issues. The Company is currently evaluating its revenue recognition policies and has not yet determined the impact of SAB 101 on the results of operations or financial position.

  Reclassifications

     Certain prior year items have been reclassified to conform to the current year presentation.


2.   Securities Available-for-Sale

     Securities available-for-sale consist of the following as of December 31:

                                                                 1999
                                        -------------------------------------------------------------
                                                               Gross          Gross
                                                           Unrealized      Unrealized
                                        Amortized Cost        Gains          Losses       Fair Value
                                        --------------     -----------       ------       ----------
 Municipal government obligations       $     398,339      $         -     $     (663)    $   397,676

 Corporate obligations                      17,842,527             419        (34,992)     17,807,954
                                        --------------     -----------     ----------     -----------
                                        $   18,240,866     $       419     $  (35,655)    $18,205,630
                                        ==============     ===========     ==========     ===========

                                                                 1999
                                        -------------------------------------------------------------
                                                               Gross          Gross
                                                           Unrealized      Unrealized
                                        Amortized Cost        Gains          Losses       Fair Value
                                        --------------     -----------       ------       ----------
 U.S. government obligations            $      498,510     $       397     $        -    $    498,907
 Municipal government obligations            1,107,616           1,815              -       1,109,431
 Corporate obligations                      40,469,780          39,862        (45,704)     40,463,938
                                        --------------     -----------     ----------    ------------
                                        $   42,075,906     $    42,074     $  (45,704)   $ 42,072,276
                                        ==============     ===========     ==========    ============


     As of December 31, 1999 and 1998, the securities available-for-sale had contractual maturities of less than one year. Expected maturities will differ from contractual maturities because issuers of the securities may have the right to prepay obligations without prepayment penalties. Gross realized gains and losses have not been material.

3.   Property and Equipment

     Property and equipment are composed of the following as of December 31:

                                                     1999                1998
                                                     ----                ----
    Leasehold improvements                       $ 4,551,176         $ 4,877,241
    Lab equipment                                  5,843,911           5,630,646
    Furniture and office equipment                 6,154,966           6,009,787
                                                 -----------         -----------
                                                  16,550,053          16,517,674
    Less: accumulated
     depreciation and amortization                11,514,370           9,691,777
                                                 -----------         -----------
                                                 $ 5,035,683         $ 6,825,897
                                                 ===========         ===========

     As of both December 31, 1999 and 1998, furniture and office equipment included $232,585 of equipment acquired under capitalized leases. Accumulated depreciation related to this equipment totaled $212,628 and $195,521 at December 31, 1999 and 1998, respectively. These leases are secured by the underlying assets.

4.   Capital Stock

     In 1992, the Company completed a private placement of 2,225,139 shares of common stock generating net proceeds of $35.1 million. In 1993, the Company concluded a second equity financing through a private offering of common stock and warrants generating net proceeds of $12.3 million.

     In 1994, the Company sold additional units of common stock and warrants under terms equivalent to those of the second round of equity financing. The Company received net proceeds of $702,000.

     In 1995, the Company concluded a third round of equity financing through a private offering of Series A convertible preferred stock generating net proceeds of $30.5 million. In 1996, the Company concluded two rounds of equity financing through private offerings of Series A convertible preferred stock generating net proceeds of $16.9 million.

     In 1996, the Company also completed a placement of Series B convertible preferred stock to Johnson & Johnson Development Corporation generating net proceeds of $5.0 million.

     In November 1996, the Board of Directors approved a shareholder rights plan whereby a Right attaches to each share of common stock. Upon the occurrence of certain acquisition related events, each Right entitles the holder of each outstanding share of common stock to purchase one one-thousandth of a share of Series C preferred stock at $175 per unit, subject to adjustment. Upon exercise, each holder of a Right will have the right to receive value equal to two times the exercise price of the Right. A total of 100,000 shares of Series C preferred stock are reserved for issuance upon exercise of the Rights.

     On March 26, 1997 the Company completed an initial public offering (the "IPO") of 3 million shares of its common stock at an offering price of $10.00 per share, resulting in net proceeds of $26.8 million. Concurrent with the closing of the IPO, the Company sold 300,000 shares of common stock to Johnson & Johnson at a price of $10.00 per share, resulting in net proceeds of $3.0 million. All outstanding shares of Series A and B were converted into common stock at the closing of the IPO. On October 27, 1997 the Company completed a follow-on public offering of 2.3 million shares of its common stock at an offering price of $16 per share, resulting in net proceeds of $34.3 million.

     In November 1999, the Company completed a $10,000,000 private placement of 10,000 shares of Series D convertible preferred stock (Series D) and warrants to acquire 1,523,810 shares of common stock, resulting in net proceeds of $9,344,960. Each share of Series D is convertible into shares of common stock, subject to adjustment as provided in the Articles of Amendment to Restated Articles of Incorporation. Each share of Series D is currently convertible into
462.427 shares of common stock. The warrants were valued at $3,017,000, have exercise prices of $2.625 per share of common stock and expire in November, 2004. The Company also issued warrants to purchase 50,000 shares of common stock to the placement agent of the Series D. These warrants expire in 2004, and have exercise prices of $2.38. The value of the warrants of approximately $100,000 was accounted for as a cost of the offering. All warrants were valued using the Black-Scholes pricing model with input assumptions for volatility, risk-free interest rate, dividends, and life of 1.01, 5.5%, none, and five, respectively.

     Holders of the Series D are entitled to receive cumulative dividends at a rate per share of 5% per annum payable on each September 30, commencing September 30, 2000. At the Company's option, subject to certain restrictions and penalties, dividends may be paid in cash or in shares of the Company's common stock. The Company is to pay each Series D investor four annual dividend payments notwithstanding any conversion, redemption or sale of the preferred stock held by such investor. The Company has accrued a Series D stock dividend of $44,000 at December 31, 1999.

     The Company's obligation to issue dividends after the fourth annual dividend payment will terminate for any shares of the Series D that have not been converted into shares of common stock if on the earlier of the fourth anniversary or any subsequent annual anniversary of the original issue date, as defined, the average share closing price of the common stock is greater than 20% of the fixed conversion price of $2.1625, compounded annually.

Notwithstanding the above, the Company's obligation to pay dividends terminates on the seven-year anniversary of the original issue date, as defined.

     The Series D is convertible at the option of the holder or may automatically convert if the per share market value of the Company's shares of common stock exceeds specified returns when compared to the conversion price.

     The holders of the Series D have a liquidation preference of $1,000 per share. The Series D holders have the right to vote with the common stock on an as-converted basis. The Company is also precluded from carrying out certain actions without the approval of at least 51% of the Series D holders.

     The shares of common stock issuable upon the conversion and exercise of the Series D preferred stock and warrants, respectively, have certain registration rights.

     On the date of the preferred stock issuance, the effective conversion price of the preferred stock (after allocating the portion of the proceeds to the common stock warrants based on the relative fair values) was at a discount to the price of the common stock into which the preferred stock is convertible. In accordance with EITF 98-5 "Convertible Securities with Beneficial Conversion Features," the discount was recorded as a preferred stock dividend valued at $5,156,069.


  Common Stock Reserved


     A summary of common stock reserved for issuance is as follows as of December 31:

                                                 1999
                                              ----------
      Series D preferred stock                 4,624,277
      Equity incentive plan                    3,766,465
      Common stock warrants                    2,073,810
      Employee stock purchase plan               133,934
      Restricted share rights                    103,665
                                              ----------
                                              10,702,151
                                              ==========

5.   Consulting and Employment Agreements

  Corporate Officers

     In 1998, the Company extended loans totaling $380,000 to executive officers on a full-recourse basis. Each of the notes has a term of four years and bears interest at approximately 5%. The full balance of principal and accumulated interest is due at maturity. The executives used the funds to purchase shares of the Company's common stock on the open market.

     In 1999, an executive officer's employment with the Company was terminated. Contemporaneously upon termination of employment, the Company entered into a consulting agreement with the former executive to act as an independent expert in manufacturing and to assist the Company in its development of therapeutic products for clinical testing and commercial sale. In exchange for such services, the Company extended the exercisability of the executive's vested options for three years and will apply the value of services against an outstanding loan balance. The $50,000 remaining loan balance due from this former officer was reclassified to a current asset. The Company recognized stock based compensation expense of $29,000 during 1999 in connection with the consulting agreement.

     The Company has severance agreements with certain of its officers having a term of one year.

  Advisory Boards

     The Company has entered into consulting agreements with the members of its Scientific and Clinical Advisory Boards ("Advisory Boards") providing for the periodic issuance of common stock and options to purchase common stock, and consulting fees. One agreement has an annual retainer of $10,000. The remaining advisory board members are paid consulting fees on a per diem basis. The consulting agreements with members of the Advisory Boards are cancelable upon 30 days notice. The Company has issued stock options to members of its Advisory Boards. In July 1998 the Board of Directors approved the repricing of outstanding options. All options held by advisory board members are accounted for at fair market value in accordance with EITF 96-18. Compensation related expense recognized in 1999 and 1998 was $156,000 and $157,000, respectively.

  Consultants

     The Company has issued stock options to other consultants for various services. In July 1998 the Board of Directors approved the repricing of outstanding options. All options held by consultants are accounted for at fair market value in accordance with EITF 96-18. Compensation related expense recognized in 1999 and 1998 was $256,000 and $266,000.

  Related Party Disclosure

     In 1999, the Company entered into an agreement with a clinical medical consultant who is the spouse of an executive officer of the Company. During 1999 the Company paid the clinical medical consultant approximately $107,000 in fees for services rendered.

6.   Contractual Arrangements and Commitments

  Licensed Technology

     In March 1992, the Company entered into agreements with the Fred Hutchinson Cancer Research Center ("FHCRC") under the terms of which the Company has received worldwide licenses and options to technology, or technology claimed, for five U.S. patent applications. The Company paid initial license fees totaling $100,000 and issued 76,572 shares of common stock valued at $3,200 to the FHCRC for such technology. The Company is obligated to pay royalties on revenues resulting from future sales of products employing the technology and on revenues received from sublicenses for the technology, with minimum annual royalties of $50,000 prior to, and $100,000 after, the first commercial sale of such products. The agreements are for a term equal to the later of 15 years or the expiration of the last issued patent included within the licensed technology, unless terminated earlier for certain specified events, including the failure of the Company to take reasonable efforts to engage in research and development with respect to the licensed technology. The Company recognized expense of $50,000 in 1999, 1998 and 1997 related to this agreement.

  Facilities Lease

     The Company has executed noncancelable operating leases for office and laboratory space that expire in 2003, with two five-year renewal options at the then-current market rates. The lessor provided approximately $575,000 for leasehold improvements and rent concessions, which is being amortized over the initial lease term. In 1998 the Company executed an operating lease for additional office space that expires in August, 2001, with one three-year renewal option at the then-current market rate. In November 1999, the Company cancelled and terminated this lease. Rent expense amounted to $1,396,289, $1,152,340, and $1,144,290 for the years ended December 31, 1999, 1998, and
1997, respectively. Future minimum annual rental payments under the leases approximate the following for the years ended December 31:

          2000           $1,164,942
          2001            1,164,942
          2002            1,164,942
          2003               97,079
                         ----------
                         $3,591,905
                         ==========

7.   Long-term Obligations

     Long-term obligations consist of the following as of December 31:

                                                             1999         1998
                                                             ----         ----
Master financing agreements:

   Due December 2001, monthly payments of $44,196,
       including interest at 12.5%                        1,040,699    1,415,150
   Due September 2002, monthly payments of $59,811
       including interest at 12.4%                        1,796,650    2,259,775
   Due December 2002, monthly payments of $18,290
       including interest at 12.4%                          586,649      713,251
   Repaid in August 1999                                          -      154,718
Deferred rent                                               354,324      525,411
                                                         ----------   ----------
                                                          3,778,322    5,068,305
Less current portion                                      1,125,211    1,180,702
                                                         ----------   ----------
                                                         $2,653,111   $3,887,603
                                                         ==========   ==========


     For each borrowing, the Company granted the lessor a security interest in specified fixed assets.

     Annual maturities of the master financing agreements for 2000 through 2002, respectively, are $1,117,274, $1,387,110 and $919,614.

8.   Stock Options and Warrants

  Stock Options

     In 1994, shareholders approved the 1994 Equity Incentive Plan (the "1994 Plan") in replacement of the 1992 Stock Option Plan. The 1994 Plan provides for
(a) the grant of incentive stock options (with terms not to exceed ten years), nonstatutory stock options and stock appreciation rights, (b) the award of stock bonuses, (c) the sale of stock, and (d) any other equity-based or equity-related awards which the Plan Administrator determines to be consistent with the purpose of the 1994 Plan and the interests of the Company. Option-vesting schedules are specified by the Plan Administrator. The 1994 Plan also provides for the automatic grant of nonstatutory options to non-employee directors.

     In 1998, the Board of Directors approved the exchange of all outstanding options with exercise prices ranging from $3.03 to $16.06 per share for options with an exercise price of $2.906 per share, the fair value of the underlying common stock at that time. Accordingly, 1,612,934 shares were exchanged for new options with 10-year terms commencing July 31, 1998. These amounts have been included as granted and canceled options during 1998 in the summary activity table shown below.

                                                                           Weighted
                                                                            Average
                                                               Shares      Exercise
                                                               Under         Price
                                                               Option      Per Share
                                                               ------      ---------
Balance January 1, 1997                                      1,294,945      $ 11.77
   Granted                                                     575,874        13.90
   Canceled                                                    (52,331)       11.78
   Exercised                                                   (50,045)       11.15
                                                            ----------
Balance December 31, 1997 (791,265 exercisable)              1,768,443        12.48
   Granted                                                   2,510,999         2.93
   Canceled                                                 (1,762,045)       12.29
   Exercised                                                    (8,570)        9.82
                                                            ----------
Balance December 31, 1998 (57,477 exercisable)               2,508,827         3.07
   Granted                                                   1,198,459         2.96
   Canceled                                                   (517,718)        3.03
   Exercised                                                    (4,932)        2.84
                                                            ----------
Balance December 31, 1999 (1,666,822 exercisable)            3,184,636      $  3.04
                                                            ==========

                                                                         Exercisable
                                                                     Options Outstanding
                              Options Outstanding                   (without restriction)
                ----------------------------------------------------------------------------
                                 Weighted                                          Weighted
  Range of         Number       Average            Weighted                        Average
  Exercise      Outstanding     Remaining       Average Exercise     Number        Exercise
   Prices        12/31/99    Contractual Life        Price         Exercisable      Price
------------     --------    ----------------        -----         -----------      -----
$2.000-$2.703     823,015       9.28 Years           $2.665           133,969       $2.657
$2.906-$2.906   1,479,748       8.33 Years           $2.906         1,318,632       $2.906
$2.969-$3.688     782,555       9.41 Years           $3.124           142,907       $3.001
$3.813-$16.063     99,318       7.70 Years           $7.372            71,314       $8.534
                ---------                                           ---------
$2.000-$16.063  3,184,636       8.82 Years           $3.037         1,666,822       $3.135
                =========                                           =========

     The weighted average fair value of options granted during 1999, 1998, and 1997 was $1.94, $1.85, and $5.53, respectively. As of December 31, 1999,
581,829 shares of common stock were available for future grants.

     SFAS 123 encourages, but does not require, entities to adopt the fair value method of accounting for their stock-based compensation plans. Under this method, compensation cost for stock-based compensation plans is measured at the grant date based on the fair value of the award and is recognized over the vesting period. Fair value is determined using a Black-Scholes option pricing model that takes into account (1) the stock price at the grant date, (2) the exercise price, (3) a two-year expected life in 1999 and a four-year expected life in 1998 and 1997, (4) no expected dividends, (5) risk-free interest rate of 5.5% in both 1999 and 1998 and rates ranging from 5.4% to 6.7% during 1997, respectively, and (6) volatility factor of 1.006, .91 and .48 in 1999, 1998 and 1997, respectively. In accordance with the provisions of SFAS 123, the Company applies Accounting Principles Board Opinion No. 25 and related interpretations in accounting for its stock option plans and, accordingly, does not recognize compensation cost for options granted with exercise prices equal to or greater than fair value. Although not reflective of the effects of reported net loss in future years until the rules of SFAS 123 are applied to all outstanding non-vested options, if the Company elected to recognize compensation cost based on the fair value of the options granted at grant date as prescribed by SFAS 123, basic and diluted net loss and basic and diluted net loss per share would have been adjusted (increased) as follows for the years ended December 31:

                                                                     Year Ended December 31,
                                                    ----------------------------------------------------

                                                         1999               1998              1997
                                                         ----               ----              ----
Net loss applicable to common shareholders:
     As reported                                    $ (41,480,663)       $(24,971,911)     $(23,026,294)
     As adjusted                                      (43,530,183)        (27,553,633)      (23,800,008)
Basic and diluted net loss per share:
     As reported                                    $       (2.67)       $      (1.62)     $      (1.98)
     As adjusted                                            (2.80)              (1.79)            (2.05)

     In accordance with EITF 96-18, the Company considers all equity instruments issued to non-employees to be accounted for as fair value equity instruments. The value of the instrument is amortized to expense over the vesting period with final valuation measured on the latter of the vesting date or date on which they become exercisable. At December 31, 1999, options to acquire 247,708 shares of common stock are considered fair value options. During 1999 and 1998, the Company recognized total EITF 96-18 non-employee equity based compensation related expense of $569,000 and $423,000, respectively.

     In December 1999, the Compensation Committee of the Board of Directors authorized the issuance of 243,903 restricted shares to executive officers and certain employees. The shares which will be issued in early 2000, fully vest in December 2002. The shares were valued at $746,953, are recorded as deferred compensation expense at December 31, 1999, and will be amortized over the three year vesting period.

     As discussed in Note 11, the Company has issued 103,665 restricted share rights to non-employees in 1998 for which ownership vests upon the achievement of a future event. Compensation related to these rights will be measured as the event becomes probable with final valuation on the vesting date.

  Warrants

     In 1998, the Company issued warrants to purchase 350,000 shares of common stock of the Company in connection with a license agreement. The warrants expire November 12, 2008 and become exercisable only upon the occurrence of certain exercise events, including a license or sale by the Company of any licensed patent rights subject to the agreement to a third party or a change of control of the Company, as defined. The exercise price per share is the lesser of $20.00 or the average closing stock price for the 30 consecutive trading days ending on the date of the exercise event. Compensation related to these warrants will be measured as any of the exercise events become probable with the final valuation on the exercisable date.

     In 1999, the Company entered into an agreement with two consulting companies to develop and execute a communication plan for the Company. In connection with this agreement, the Company granted warrants to purchase 150,000 shares of common stock to the consultants, whereby each warrant entitles the holder to purchase one share of the Company's common stock at strike prices ranging from $3.00 to $18.00 per share. Except for those warrants with a strike price of $3.00 per share which vested immediately (valued at $37,500, in accordance with EITF 96-18), the warrants vest individually if and when the closing price for the Company's common stock equals or exceeds its strike price for a specified period of time. All unvested warrants expire 30 days after the expiration of the one-year consulting agreement which may be terminated by either party upon 30 days written notice for any reason whatsoever.
Compensation related to these warrants will be measured as any of the exercise events become probable with the final valuation on the exercisable date.

  Employee Stock Purchase Plan

     The Company maintains an Employee Stock Purchase Plan (the "Purchase Plan"), under which eligible employees may purchase a limited number of shares of the Company's common stock at 85% of the lower of the subscription date fair market value and the purchase date fair market value. There are two six-month offerings per year. Under the Purchase Plan, the Company issued 56,245 shares to employees in 1999. There is a balance of 133,934 shares reserved for future purchases at December 31, 1999.

9.   Net Loss Per Share

     Basic and diluted loss per share is calculated using the average number of common shares outstanding.

                                               Year ended December 31,
                                               ----------------------

                                          1999             1998            1997
                                          ----             ----            ----
Net loss applicable to common        $(41,480,663)    $(24,971,911)    $(23,026,294)
 shareholders (A)                    ============     ============     ============

Weighted average common stock          15,551,526       15,409,848       11,634,032
 outstanding (B)                     ------------     ------------     ------------
Loss per share:
     Basic and diluted (A/B)         $      (2.67)    $      (1.62)    $      (1.98)
                                     ============     ============     ============

As of December 31, 1999, 1998 and 1997, options, warrants and convertible preferred stock were not included in the calculation of net loss per share as they are anti-dilutive.


10.  Income Taxes

     As of December 31, 1999, the Company had net operating tax loss carryforwards of approximately $152 million and research and development credit carryforwards of approximately $5.6 million. The carryforwards begin to expire in the year 2007. Due to prior rounds of equity financing (see Note 4) and the Company's initial public offering of common stock in March 1997, the Company has incurred "ownership changes" pursuant to applicable regulations in effect under the Internal Revenue Code of 1986, as amended. Accordingly, the Company's use of losses incurred through the date of these ownership changes will be limited to approximately $5.6 million per year during the carryforward period. To the extent that any single-year loss is not utilized to the full amount of the limitation, such unused loss is carried over to subsequent years until the earlier of its utilization or the expiration of the relevant carryforward period.

     Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The Company has recognized a valuation allowance equal to the deferred tax assets due to the uncertainty of realizing the benefits of the assets. The Company's valuation allowance increased $13,609,000, $9,905,000, and $8,772,000 during 1999, 1998 and 1997, respectively.

     Significant components of the Company's deferred tax liabilities and assets as of December 31 are as follows:

                                                             1999                 1998
                                                             ----                 ----
Deferred tax assets:
    Net operating loss carryforwards                     $ 51,688,000         $ 39,646,000
    Research and development tax credit carryforwards       5,555,000            4,248,000
    Accruals on financial statements
     in excess of tax returns                                 649,000              573,000
    Charitable contributions carryforward                      73,000               42,000
    Depreciation in financial statements
     in excess of tax                                         831,000              684,000
                                                         ------------         ------------
Gross deferred tax assets                                  58,796,000           45,193,000
Less valuation allowance                                  (58,746,000)         (45,137,000)
                                                         ------------         ------------
Gross deferred tax liability:                                  50,000               56,000
    Accruals on tax returns in excess
     of financial statements                                  (50,000)             (56,000)
                                                         ------------         ------------
Net deferred tax                                         $          -         $          -
                                                         ============         ============


11.  Significant Agreements

BioChem Therapeutic Inc.:  On March 7, 1995, the Company and BioChem Therapeutic
------------------------
Inc. ("BioChem"), a wholly owned subsidiary of BioChem Pharma, Inc., signed collaboration and supply agreements (the "BioChem Collaboration Agreement" and the "BioChem Supply Agreement," respectively). The BioChem Collaboration Agreement grants an exclusive license to enable BioChem to seek Canadian regulatory approval for, and to use and sell, the Company's lisofylline and/or Apra compounds (and compositions thereof) (collectively, the "cti Compounds") in Canada. Under the BioChem Collaboration Agreement, the Company is entitled to receive payments upon the satisfaction of specified product development milestones and royalties on all sales, if any. The BioChem Collaboration Agreement terminates upon the expiration of the last to expire patents covering the cti Compounds or, absent a patent, upon the tenth anniversary of the first commercial sale of such cti Compound. The Company recorded milestone payments of $100,000, $250,000 and $100,000 under the BioChem Collaboration Agreement in 1998, 1996 and 1995, respectively. Under the BioChem Supply Agreement, the Company is to supply BioChem the cti Compounds at a percentage mark-up above cost. The BioChem Supply Agreement terminates 20 years from the date of termination of the BioChem Collaboration Agreement with respect to each of the cti Compounds.

Johnson & Johnson:  In November 1996, the Company entered into a collaboration
-----------------
and license agreement with Ortho Biotech Inc. and the R.W. Johnson Pharmaceutical Research Institute (a division of Ortho Pharmaceutical Corporation) each of which are wholly owned subsidiaries of Johnson & Johnson (collectively, "Johnson & Johnson") for the joint development and commercialization of LSF, to prevent or reduce the toxic side effects among cancer patients receiving high-dose radiation and/or chemotherapy followed by BMT. Upon execution of the collaboration agreement, Johnson & Johnson paid the Company a $5.0 million license fee. In addition, Johnson & Johnson Development Corporation ("JJDC"), a wholly owned subsidiary of Johnson & Johnson, purchased 14,925.373 shares of the Company's newly issued Series B convertible preferred stock at $335 per share for an aggregate purchase price of $5.0 million. In September 1997, Johnson & Johnson made a $1.0 million payment to the Company to expand its participation in development of LSF to include the treatment of patients with acute myeloid leukemia ("AML") undergoing high-dose chemotherapy. Under the terms of the Collaboration Agreement, Johnson & Johnson funded $10.8 million of the Company's development costs for 1997. In July 1998, after reviewing the results of the Company's Phase III clinical trial for LSF among patients receiving BMT from related donors, in which the primary endpoints were not met, Johnson & Johnson reached an agreement in principle with the Company to revise the Collaboration Agreement. On November 16, 1998, the Company and Johnson & Johnson formally amended the Collaboration Agreement. Under the terms of the amended Collaboration Agreement, Johnson & Johnson agreed to pay the Company $13.1 million for development cost reimbursements for BMT and AML for the year ended December 31, 1998. After reviewing both the interim data from the Company's pivotal Phase II/III trial for LSF in patients with acute lung injury and acute respiratory distress syndrome and the results of the Company's Phase III trial for LSF following induction chemotherapy for AML, Johnson & Johnson may elect to resume responsibility for the development and commercialization of LSF subject to certain additional payments upon resumption of its obligations. If Johnson & Johnson does not elect to resume development activities, then the Company will be free to license LSF to other third parties. In accordance with the amended Collaboration Agreement, the Company is preparing the data from each of these trials for Johnson and Johnson's review. The Company does not anticipate that Johnson and Johnson will elect to resume responsibility for development and commercialization of LSF. As of December 31, 1998, the Company had recorded approximately $40.8 million in equity payments, license and milestone fees, and development cost reimbursements with Johnson & Johnson.

     On May 28, 1999, the Company announced it had received a recommendation from a National Heart, Lung and Blood Institute ("NHLBI") appointed Data Safety and Monitoring Board to discontinue enrollment in the Phase II/III trial of LSF for ALI and ARDS. The decision was based on predetermined criteria, which required a positive trend toward improvement in day 28 survival among the LSF recipients for the trial to continue as a Phase III trial. On May 28, 1999, the NHLBI discontinued enrollment in this trial in accordance with this recommendation.

     On October 11, 1999, the Company announced the results of its Phase III trial for LSF in treating patients with AML. The Phase III trial studied LSF in preventing serious infections among patients undergoing high dose induction chemotherapy for AML. The preliminary endpoint of reduction in the incidence of serious neutropenia-associated infections was not met. The Company announced that it has completed enrollment in its LSF bone marrow transplant trial among unrelated donors and will wind down all other LSF related expenditures and maintain a cash neutral position with respect to further expenditures on this compound.

  Supply Agreement

ChiRex, Ltd.:  In January 1997, the Company entered into a supply agreement with
------------
ChiRex, Ltd. ("ChiRex"), a British manufacturer of pharmaceutical intermediates and active ingredients, for the manufacture and supply of LSF and corresponding intermediate compounds. Under the terms of the agreement, ChiRex will manufacture and supply LSF bulk drug product and a key intermediate compound in sufficient quantities to meet the Company's requirements for ongoing and future clinical trials and commercial requirements during launch and commercialization. The agreement will expire on December 31, 2001, but may be terminated by the Company upon 12 months' written notice prior to such date. In October 1998, the Company entered into an additional agreement with ChiRex for additional manufacturing services for pre-validation lots of LSF.

  Other Agreements

Lipomed:  In October 1995, the Company purchased all of the intellectual
-------
property of Lipomed Corporation ("Lipomed") for $1,155,750 consisting of 98,574 shares of common stock. In accordance with this agreement, in 1999, upon issuance of a patent, $100,000 was paid to Lipomed.

PG-TXL Company, L.P.:  In 1998, the Company entered into an agreement with PG-
--------------------
TXL Company, L.P. granting the Company an exclusive worldwide license for the rights to polyglutamic acid paclitaxel ("PG-TXL"), a water soluble form of the cancer drug, Taxol(R) and to all potential uses of PG-TXL Company, L.P.'s polymer technology. Under the terms of the agreement, the Company acquired the rights to fund the research, development, manufacture, marketing and sale of anti-cancer drugs developed using this polymer technology. The Company will be obligated to make milestone payments upon the attainment of significant achievements, as defined in the agreement. The Company also granted warrants to purchase 350,000 shares of the Company's common stock (see Note 8) to PG-TXL Company, L.P. The Company is obligated to meet certain development requirements by June 30, 2002 to maintain exclusive license rights.

     The Company also entered into Signing Bonus and Restricted Stock and Share Grant Agreements and Consulting Agreements with certain individuals affiliated with PG-TXL Company, L.P. (the "PG-TXL Affiliates"). Under the terms of these agreements, the Company has issued 51,835 restricted shares of common stock. These shares vested in November 1999 upon the issuance of a patent, whereupon the Company recorded an expense of $90,711 in accordance with EITF 96-18. The Company also granted 103,665 restricted share rights to the PG-TXL Affiliates, which also vest upon certain performance conditions. The Company will begin to record compensation expense at the time the vesting of the share rights become
probable.   The Company will pay approximately $300,000 in consulting fees to the PG-TXL Affiliates over three years.

12.  Subsequent Events

Acquisition of PolaRx Biopharmaceuticals, Inc.:  In January 2000, the Company
----------------------------------------------
completed the acquisition of PolaRx Biopharmaceuticals, Inc. (PolaRx), a biopharmaceutical company that owns the rights to Arsenic Trioxide (ATO), an anti-cancer compound for which the Company intends to file a New Drug Application with the FDA. Under the terms of the Agreement and Plan of Merger and Reorganization, dated January 7, 2000, (the Agreement), the Company assumed PolaRx's liabilities and commitments which are estimated to be $5,000,000, of which approximately $3,500,000 represents notes payable due between March and November, 2000. In addition, PolaRx's shareholders received 2,000,000 shares of the Company's common stock at signing and will earn 3,000,000 additional shares upon the earlier of the approval of a New Drug Application by the FDA of PolaRx's anti-cancer compound, Arsenic TriOxide (ATO), or five years from the acquisition date. Two additional payments tied to annualized sales thresholds of $10 million and $20 million are to be payable in tranches of $4 million and $5 million, respectively, at the then fair market value of the Company's stock. For annual sales in excess of $40 million, the Company will pay a 2% royalty on net sales payable at the then fair market value of the Company's common stock or in certain circumstances, cash.

     The Agreement requires shareholder approval for the issuance of the Company's common stock for all but the initial 2,000,000 shares of common stock distributed at signing and 1,000,000 of the additional shares of common stock to be earned upon the earlier of the approval of an NDA or five years from the acquisition date. Shareholder approval is to occur on or before the earlier of the Company's next Annual Meeting of shareholders and September 30, 2000. To the extent that the Company's shareholders do not approve the issuance of such common stock on or before the time such shares of common stock would otherwise be required to be issued, then within 120 days of the relevant delivery date as defined, the Company will pay to the PolaRx shareholders an amount of cash equal to the fair market value of the Company's common stock at the time of such delivery date.

     Upon the closing of the Agreement, the Company incurred and subsequently paid $750,000 to an advisor, pursuant to an advisory agreement with PolaRx, dated June 30, 1998. The Chief Executive Officer and other certain employees of the advisor owned shares of common stock of PolaRx which were exchanged for shares of common stock of the Company. In addition, the advisor also acted as placement agent for two private placements of the Company and in connection therewith received placement agent fees and warrants to purchase shares of common stock of the Company.

Sale of Common Stock:  In February, 2000, the Company completed a $40,000,000
--------------------
private placement of 3,333,335 shares of common stock at an offering price of $12.00 per share, resulting in net proceeds of approximately $37,080,000. In connection with the offering the Company issued 170,000 warrants to purchase shares of common stock to a placement agent and finder. The warrants are exercisable for a period of five years at a price equal to 110% of the price per share of common stock sold in the offering. The shares of common stock issued and issuable upon the exercise of the warrants have certain registration rights.